EXHIBIT 23.1



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 1997 included in XOMA Corporation's Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this Registration Statement.


                                    ARTHUR ANDERSEN LLP

San Francisco, California
September 2, 1997